                                                                  Exhibit 4.01

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                                   IDT CORPORATION,
                                     as Company,

                                         and

                          FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                _____________________

                                      INDENTURE
                                _____________________



                            Dated as of February 18, 1998



                                 up to $275,000,000




                            8 3/4 % Senior Notes due 2006






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

                            CROSS REFERENCE TABLE

TIA Section                                                  Indenture Section
-----------                                                  -----------------

310  (a)(1) ...........................................................   7.10
     (a)(2) ...........................................................   7.10
     (a)(3) ...........................................................   N.A.
     (a)(4) ...........................................................   N.A.
     (a)(5) ...........................................................   7.10
     (b)    ................................................ 7.08; 7.10; 10.02
     (c)    ...........................................................   N.A.
311  (a)    ...........................................................   7.11
     (b)    ...........................................................   7.11
     (c)    ...........................................................   N.A.
312  (a)    ...........................................................   2.05
     (b)    ...........................................................  10.03
     (c)    ...........................................................  10.03
313  (a)    ...........................................................   7.06
     (b)(1) ...........................................................   N.A.
     (b)(2) ...........................................................   7.06
     (c)    ...................................................... 7.06; 10.02
     (d)    ...........................................................   7.06
314  (a)    ................................................ 4.06; 4.08; 10.02
     (b)    ...........................................................   N.A.
     (c)(1) ...........................................................  10.04
     (c)(2) ...........................................................  10.04
     (c)(3) ...........................................................   N.A.
     (d)    ...........................................................   N.A.
     (e)    ...........................................................  10.05
     (f)    ...........................................................   N.A.
315  (a)    .......................................................... 7.01(b)
     (b)    ...................................................... 7.05; 10.02
     (c)    .......................................................... 7.01(a)
     (d)    .......................................................... 7.01(c)
     (e)    ...........................................................   6.11
316  (a)(last sentence) ...............................................   2.09
     (a (1)(A) ........................................................   6.05
     (a)(1)(B) ........................................................   6.04
     (a)(2)    ........................................................   N.A.
     (b)    ...........................................................   6.07
     (c)    ...........................................................   9.04
317  (a)(1) ...........................................................   6.08
     (a)(2) ...........................................................   6.09
     (b)    ...........................................................   2.04
318  (a)    ...........................................................  10.01
     (c)    ...........................................................  10.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture

                               TABLE OF CONTENTS

                                 ARTICLE ONE

                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.................................................   1
Section 1.02.  Incorporation by Reference of TIA...........................  20
Section 1.03.  Rules of Construction.......................................  20


                                  ARTICLE TWO
                                   THE NOTES

Section 2.01.  Form and Dating.............................................  21
Section 2.02.  Execution and Authentication; Aggregate Principal Amount....  22
Section 2.03.  Registrar and Paying Agent..................................  23
Section 2.04.  Paying Agent to Hold Assets in Trust........................  24
Section 2.05.  Holder Lists................................................  24
Section 2.06.  Transfer and Exchange.......................................  24
Section 2.07.  Replacement Notes...........................................  25
Section 2.08.  Outstanding Notes...........................................  25
Section 2.09.  Treasury Notes..............................................  25
Section 2.10.  Temporary Notes.............................................  26
Section 2.11.  Cancellation................................................  26
Section 2.12.  Defaulted Interest..........................................  26
Section 2.13.  CUSIP Numbers...............................................  27
Section 2.14.  Deposit of Monies...........................................  27
Section 2.15.  Restrictive Legends.........................................  27
Section 2.16.  Book-Entry Provisions for Global Security...................  29
Section 2.17.  Special Transfer Provisions.................................  30


                                   ARTICLE THREE
                                     REDEMPTION

Section 3.01.  Notices to Trustee..........................................  32
Section 3.02.  Selection of Notes to be Redeemed...........................  33
Section 3.03.  Optional Redemption.........................................  33

Section 3.04.  Notice of Redemption........................................  34
Section 3.05.  Effect of Notice of Redemption..............................  35
Section 3.06.  Deposit of Redemption Price.................................  35
Section 3.07.  Notes Redeemed in Part......................................  36


                                    ARTICLE FOUR
                                     COVENANTS

Section 4.01.  Payment of Notes............................................  36
Section 4.02.  Maintenance of Office or Agency.............................  36
Section 4.03.  Corporate Existence.........................................  36
Section 4.04.  Payment of Taxes and Other Claims...........................  37
Section 4.05.  Maintenance of Properties and Insurance.....................  37
Section 4.06.  Compliance Certificate; Notice of Default...................  38
Section 4.07.  Compliance with Laws........................................  38
Section 4.08.  Provision of Financial Information..........................  38
Section 4.09.  Waiver of Stay, Extension or Usury Laws.....................  39
Section 4.10.  Limitation on Restricted Payments...........................  39
Section 4.11.  Limitations on Transactions with Affiliates.................  42
Section 4.12.  Limitation on Incurrence of Indebtedness....................  42
Section 4.13.  Limitation on Restrictions Affecting Restricted
                  Subsidiaries.............................................  45
Section 4.14.  Change of Control...........................................  45
Section 4.15.  Limitation on Asset Sales...................................  46
Section 4.16.  Limitation on the Issuance and Sale of Equity Interests
                 of Restricted Subsidiaries................................  48
Section 4.17.  Limitation on Liens.........................................  48
Section 4.18.  Limitation on Issuances of Guarantees by Restricted
                 Subsidiaries..............................................  48
Section 4.19.  Designation of Unrestricted Subsidiaries....................  49


                                ARTICLE FIVE
                            SUCCESSOR CORPORATION

Section 5.01.  Merger, Consolidation and Sale of Assets....................  50
Section 5.02.  Successor Corporation.......................................  50

                                    ARTICLE SIX
                                      REMEDIES

Section 6.01.  Events of Default...........................................  51
Section 6.02.  Acceleration................................................  52
Section 6.03.  Other Remedies..............................................  53
Section 6.04.  Waiver of Past Defaults.....................................  53
Section 6.05.  Control by Majority.........................................  53
Section 6.06.  Limitation on Suits.........................................  54
Section 6.07.  Right of Holders To Receive Payment.........................  54
Section 6.08.  Collection Suit by Trustee..................................  54
Section 6.09.  Trustee May File Proofs of Claim............................  55
Section 6.10.  Priorities..................................................  55
Section 6.11.  Undertaking for Costs.......................................  55


                                   ARTICLE SEVEN
                                      TRUSTEE

Section 7.01.  Duties of Trustee...........................................  56
Section 7.02.  Rights of Trustee...........................................  57
Section 7.03.  Individual Rights of Trustee................................  58
Section 7.04.  Trustee's Disclaimer........................................  58
Section 7.05.  Notice of Default...........................................  58
Section 7.06.  Reports by Trustee to Holders...............................  59
Section 7.07.  Compensation and Indemnity..................................  59
Section 7.08.  Replacement of Trustee......................................  60
Section 7.09.  Successor Trustee by Merger, Etc............................  61
Section 7.10.  Eligibility; Disqualification...............................  61
Section 7.11.  Preferential Collection of Claims Against Company...........  61


                                   ARTICLE EIGHT
                         DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01.  Termination of Company's Obligations........................  61
Section 8.02.  Application of Trust Money..................................  64
Section 8.03.  Repayment to the Company....................................  64
Section 8.04.  Reinstatement...............................................  64

Section 8.05.  Acknowledgment of Discharge by Trustee......................  65


                                    ARTICLE NINE
                           MODIFICATION OF THE INDENTURE

Section 9.01.  Without Consent of Holders..................................  65
Section 9.02.  With Consent of Holders.....................................  66
Section 9.03.  Compliance with TIA.........................................  67
Section 9.04.  Revocation and Effect of Consents...........................  67
Section 9.05.  Notation on or Exchange of Notes............................  68
Section 9.06.  Trustee To Sign Amendments, Etc.............................  68
Section 9.07.  Payments for Consent........................................  68


                                    ARTICLE TEN
                                   MISCELLANEOUS

Section 10.01. TIA Controls................................................  69
Section 10.02. Notices.....................................................  69
Section 10.03. Communications by Holders with other Holders................  70
Section 10.04. Certificate and Opinion as to Conditions Precedent..........  70
Section 10.05. Statements Required in Certificate or Opinion...............  70
Section 10.06. Rules by Trustee, Paying Agent, Registrar...................  71
Section 10.07. Legal Holidays..............................................  71
Section 10.08. Governing Law...............................................  71
Section 10.09. No Adverse Interpretation of Other Agreements...............  71
Section 10.10. No Personal Liability.......................................  71
Section 10.11. Successors..................................................  71
Section 10.12. Duplicate Originals.........................................  72
Section 10.13. Severability................................................  72
Section 10.14. Independence of Covenants...................................  72


EXHIBIT A      Form of Note...............................................  A-1
EXHIBIT B      Form of Certificate To Be Delivered in Connection with
                 Transfers to Non-QIB Accredited Investors................  B-1
EXHIBIT C      Form of Certificate To Be Delivered in Connection
                 with Transfers Pursuant to Regulation S..................  C-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

   INDENTURE, dated as of February 18, 1998, between IDT CORPORATION, a Delaware corporation (the "Company") and First Trust National Association, as Trustee (the "Trustee").

    The Company has duly authorized the creation of an issue of 8 3/4 % Senior Notes due 2006 to be issued initially in the principal amount of $100,000,000 and thereafter in an additional principal amount, if any, up to $275,000,000 subject to the terms and conditions contained herein, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

    Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 8 3/4 % Senior Notes due 2006:

                                     ARTICLE ONE


                      DEFINITIONS AND INCORPORATION BY REFERENCE

   Section 1.01.  Definitions.

   "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary; provided, however, that such Indebtedness was not Incurred in connection with, or in contemplation of, such Acquisition, such Person becoming a Restricted Subsidiary or such merger or consolidation.

   "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

   "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated, merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

   "Additional Interest" has the meaning provided in the Registration Rights Agreement.

   "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

   "Affiliate Transaction" has the meaning provided in Section 4.11.

   "Agent" means any Registrar, Paying Agent or co-Registrar.

   "Agent Members" has the meaning provided in Section 2.16.

   "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

   "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of any Equity Interest of any Restricted Subsidiary or any other property or asset of the Company or any Restricted Subsidiary (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01; provided, however, that any transaction consummated in compliance with Section 5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and (c) any transaction consummated in compliance with Section 4.10. In addition, solely for purposes of Section 4.15, sales, conveyances, transfers, leases or other dispositions of properties or assets involving assets with a Fair Market Value not in excess of $500,000 in the aggregate in any fiscal year shall be deemed not to be an Asset Sale.

   "Authenticating Agent" has the meaning provided in Section 2.02.

   "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

   "Basket" has the meaning set forth in Section 4.10.

   "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

   "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in the City of New York or the city in which the Trustee is located are required or authorized by law or other governmental action to be closed.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

   "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition.

   "Certificated Securities" means Notes in definitive registered form.

     "Change of Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):
(a) any "person" or "group" other than a Permitted Holder (1) is or becomes the "beneficial owner," directly or indirectly, of 30% or more of the total voting power of the Voting Equity Interests of the Company or (2) has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another Person or the Company or one or more Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person (other than a Wholly Owned Restricted Subsidiary), or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Person or Persons that "beneficially owned," directly or indirectly, a majority of the Voting Equity Interests of the Company immediately prior to such transaction, "beneficially own," directly or indirectly, a majority of the total voting power of the Voting Equity Interests of the surviving or transferee Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of

Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (d) there shall occur the liquidation or dissolution of the Company. For purposes of this definition,
(I) "group" has the meaning under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, (II) "Permitted Holder" means Mr. Howard S. Jonas or any Permitted Transferee, but excluding any charitable organization established solely by one or more of such holders or Family Members, (III) "beneficial ownership" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise, and (IV) "Permitted Transferee" means, (A) the Company, and (B) with respect to each holder who is a natural person, (i) the spouse of such holder, lineal ancestors of such holder or spouse and any person who is a lineal descendant of a grandparent of such holder or the spouse, or a spouse of any such lineal descendant or such lineal ancestor (collectively referred to as the "Family Members" of such holder); (ii) the trustee of a trust exclusively for the benefit of such holder or any Family Member; (iii) any IRA or 401(k) employee benefit plan of such holder; (iv) the estate or any appointed guardian or custodian of such holder; and (v) any corporation or partnership controlled by such holder.

   "Change of Control Date" has the meaning set forth in Section 4.14.

   "Common Equity Interests" means any Equity Interests other than Preferred Equity Interests.

   "Common Stock" means the Company's Common Stock, $.01 par value.

   "Company" means IDT Corporation, a Delaware corporation.

   "Consolidated Fixed Charges" means, for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Equity Interests of the Company.

   "Consolidated Income Tax Expense" means, with respect to any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Obligations; and interest on Indebtedness that is guaranteed or secured by the Company or any of its Restricted

Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period.

   "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses for such period, (b) all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (c) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause
(f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (f) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

   "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (x) Disqualified Equity Interests of such Person and its Subsidiaries or (y) Unrestricted Subsidiaries.

   "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Fixed Charges for such period; and (c) depreciation, amortization and any other non cash items for such period (other than any non cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

   "Corporate Trust Office" means the Office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 180 East 5th Street, St. Paul, Minnesota 55101.

   "Covenant Defeasance" has the meaning set forth in Section 8.01.

   "Credit Facility" means a senior term loan or senior revolving credit facility provided by one or more financial institutions that provide credit in the ordinary course of their business.

   "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

   "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

   "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

   "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

   "Default Interest Payment Date" has the meaning set forth in Section 2.12.

   "Depository" means The Depository Trust Company, its nominees and successors and any institution that succeeds the Depository Trust Company as depository and Holder of Global Notes hereunder.

   "Designation" has the meaning set forth in Section 4.19.

   "Designation Amount" has the meaning set forth in Section 4.19.

   "Disinterested Director" means a member of the Board of Directors of the Company who does not have any direct or indirect financial interest in or with respect to the transaction being considered, except by virtue of his or her membership on the Board of Directors.

   "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

   "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than the provisions of Section 4.14 and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's repurchase of the Notes as are required to be repurchased pursuant to Section 4.14.

   "Dollar Equivalent" shall mean, with respect to a monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such other currency involved in such computation into U.S. dollars at the rate for the purchase of U.S. dollars with the applicable currency as set forth in the Key Currency Cross Rates table of The Wall Street Journal (or a successor table) on the date that is two business days prior to such determination.

   "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

   "Event of Default" has the meaning provided in Section 6.01.

   "Excess Proceeds" has the meaning provided in Section 4.15.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

   "Exchange Notes" means the 8 3/4 % Senior Notes due 2006 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date, pursuant to Section 2.02.

   "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

   "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee.

   "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

   "Global Note" has the meaning provided in Section 2.01.

   "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

   "Guaranteed Indebtedness" has the meaning provided in Section 4.18.

   "Holder" means a holder of Notes.

   "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be Incurred at such time.

   "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed;
(b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(i) shall never be calculated taking into account any cash and cash equivalents held by such Person; (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents;
(iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination determined in accordance with GAAP; and (iv) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company and any Preferred Equity Interests of any Restricted Subsidiary.

   "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

   "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant with experience in a Telecommunications Business that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

   "Initial Notes" means, collectively, (i) the 8 3/4 % Senior Notes due 2006 of the Company issued on the Issue Date and (ii) one or more series of 8 3/4 % Senior Notes due 2006 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in an aggregate principal amount up to $275,000,000.

   "Institutional Purchasers" means BT Alex. Brown Incorporated, Hambrecht & Quist LLC, Jefferies & Company, Inc., and Friedman, Billings, Ramsey & Co., Inc. or any other original purchasers of any Initial Notes issued after the Issue Date.

   "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

   "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

   "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

   "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

   "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.

   "Issue Date" means February 18, 1998, the original issue date of the Notes.

   "Legal Defeasance" has the meaning set forth in Section 8.01.

   "Legal Holiday" has the meaning provided in Section 10.07.

   "Leverage Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Restricted Subsidiary).

   "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

   "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

   "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

   "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

   "Note Amount" has the meaning set forth in Section 4.15.

   "Obligations" means any principal, interest (including, without limitation, post-petition interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Offer" has the meaning set forth in the definition of "Offer to Purchase."

   "Offering Memorandum" means the confidential Offering Memorandum dated February 12, 1998 of the Company relating to the offering of the Notes.

   "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of

Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause
(i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:


         (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

         (2)  the Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

         (5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount at maturity;

         (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

        (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

        (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

        (12) that in the case of any holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

   "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

   "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

   "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

   "Other Debt" has the meaning provided in Section 4.15.

   "Paying Agent" has the meaning provided in Section 2.03.

   "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding; and (d) Interest Rate Protection Obligations and Currency Agreements permitted under Section 4.12.

   "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens existing on the Issue Date; (c) Liens securing Indebtedness Incurred solely for the purpose of financing all or any part of the purchase price or cost of design, development, construction, or installation of property or assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section
4.12 and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (d) Liens to secure any Refinancings, in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (e) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (f) Liens securing Indebtedness under Credit Facilities Incurred under clause (ix) of paragraph (b) or under paragraph (a) of Section 4.12; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (h) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (i) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (j) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (k) judgments or attachment Liens not giving rise to an Event of Default; (l) any interest or title of a lessor in property subject to any Capital Lease Obligation or other lease; and (m) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed
$2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

   "Permitted Refinancing" means, with respect to any Indebtedness, Indebtedness to the extent representing a Refinancing of such Indebtedness; provided, however, that (1) the Refinancing Indebtedness shall not exceed the sum of the amount of the Indebtedness being Refinanced, plus the amount of accrued interest or dividends thereon, the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and reasonable fees and expenses incurred in connection therewith; (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and shall not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.14; (3) Indebtedness that ranks pari passu with the Notes may be Refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes, and Indebtedness that is subordinated in right of payment to the Notes may be Refinanced only with Indebtedness that is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced; and (4) the Refinancing Indebtedness shall be Incurred by the obligor on the Indebtedness being Refinanced or by the Company.

   "Permitted Transferee" means with respect to any Person: (a) in the case of any person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons;
(b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural Person, any Affiliate of such Person.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Physical Notes" has the meaning provided in Section 2.01.

   "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

   "Principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

   "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

   "Private Placement Legend" means the legend initially set forth on the Initial Notes and the Private Exchange Notes in the form set forth in Section 2.15.

   "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

   "Public Equity Offering" means an underwritten public offering of Common Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

   "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

   "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

   "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

   "Qualified Equity Interest" means any Equity Interest of the Company other than any Disqualified Equity Interest.

   "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

   "Record Date" means the Record Date specified in the Notes.

   "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

   "Redemption Date," when used with respect to, any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

   "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

   "refinance" means refinance, renew, extend, replace, defease or refund, including successively; and "refinancing" and "refinanced" have correlative meanings.

   "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.12, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

   "Registrar" has the meaning provided in Section 2.03.

   "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company and the Initial Purchasers and any other registration rights agreement covering similar matters that may be executed and delivered by the Company in connection with the issuance of any Initial Notes after the Issue Date.

   "Regulation S" means Regulation S under the Securities Act.

   "Replacement Assets" means (x) properties and assets (other than cash or any Equity Interests or other security) that will be used in a Telecommunications Business of the Company and the Restricted Subsidiaries or
(y) Equity Interests of any Person engaged primarily in a Telecommunications Business, which Person will become on the date of acquisition thereof a Restricted Subsidiary as a result of the Company's acquiring such Equity Interests.

   "Required Filing Date" shall have the meaning set forth in Section 4.08.

   "Restricted Payment" shall have the meaning set forth in Section 4.10.

   "Restricted Security" has the meaning assigned to such term in Rule
144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

   "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.19.

Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.18.

   "Revocation" has the meaning set forth in Section 4.19.

   "Rule 144A" means Rule 144A under the Securities Act.

   "SEC" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

   "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clauses (g) or (h) of
Section 6.01 has occurred and is continuing, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

   "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

   "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

   "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

   "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

   "Subsidiary Guarantee" has the meaning provided in Section 4.18.

   "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

   "Tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

   "Taxing Authority" shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

   "Telecommunications Acquisition" means an Acquisition of properties or assets to be used in a Telecommunications Business or of the Equity Interests of any Person that becomes a Restricted Subsidiary; provided, however, that such Person's properties and assets shall consist principally of properties or assets that will be used in a Telecommunications Business.

   "Telecommunications Business" means any business of owning, constructing, financing and operating a telephone and/or communications system, including any Internet services system, Internet telephony system, and any business conducted by the Company or any Restricted Subsidiary on the Issue Date.

   "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

   "Trust Officer" means any Officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

   "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

   "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.19. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.19.

   "U.S. Government Obligations" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

   "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

   "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by
(ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

   Section 1.02.  Incorporation by Reference of TIA.

   Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

   "Commission" means the SEC.

   "Indenture Securities" means the Notes.

   "Indenture Security Holder" means a Holder.

   "Indenture to be Qualified" means this Indenture.

   "Indenture Trustee" or "Institutional Trustee" means the Trustee.

   "Obligor" on the Indenture Securities means the Company or any other obligor on the Notes.

   All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

   Section 1.03.  Rules of Construction.

   Unless the context otherwise requires:

         (1)     a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

         (3)     "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.


                                     ARTICLE TWO


                                      THE NOTES

   Section 2.01.  Form and Dating.

   The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

   The terms and provisions contained in the Notes, annexed hereto as Exhibits A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

   Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear all the legends set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

  Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes") and shall bear the first legend set forth in Section 2.15. All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer (as defined in the Registration Rights Agreement); provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

   Section 2.02.  Execution and Authentication; Aggregate Principal Amount.

   Two Officers (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be imprinted by facsimile.

   If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

   A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

   The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $275,000,000 in one or more series, provided that the aggregate principal amount of Initial Notes on the Issue Date is not greater than $100,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and
(iii) Exchange Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Notwithstanding the foregoing, any order executed by the Company on the Issue Date with respect to Global Notes issued in the initial principal amount of $0 may be executed by any two executive officers of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Exchange Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $275,000,000, except as provided in Sections 2.07 and 2.08.

   In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding.

   Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

   The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

   The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

   Section 2.03.  Registrar and Paying Agent.

   The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.14 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

   The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company. The office of the Paying Agent and

Registrar for purposes of this Section 2.03 shall be at 100 Wall Street, Suite 2000, New York, New York 10005, Attention: Thomas Bowen.

   Section 2.04.  Paying Agent to Hold Assets in Trust.

   The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

   Section 2.05.  Holder Lists.

   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

   Section 2.06.  Transfer and Exchange.

   When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.14, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part or (iii) between a Record Date and the next succeeding Interest Payment Date.

   Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

   Section 2.07.  Replacement Notes.

   If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide satisfactory evidence of such loss, destruction or taking, and an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Company. The Company and the Trustee each may charge such Holder for its expenses in replacing such Note.

   Section 2.08.  Outstanding Notes.

   Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

   If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

   If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

   Section 2.09.  Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

   Section 2.10.  Temporary Notes.

   Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

   Section 2.11.  Cancellation.

   The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

   Section 2.12.  Defaulted Interest.

   The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

   If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

   Section 2.13.  CUSIP Numbers.

   The Company in issuing the Notes may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

   Section 2.14.  Deposit of Monies.

   Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date and Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date and Purchase Date, as the case may be.

   Section 2.15.  Restrictive Legends.

   Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

     Each Global Note shall also bear the following legend on the face thereof:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.
     OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE GOVERNING THIS NOTE.

   Section 2.16.  Book-Entry Provisions for Global Security.

   (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Depository or its custodian and (iii) bear legends as set forth in Section 2.15.

   Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

   (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

   (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

   (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations registered in the names of such beneficial owners.

   (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend applicable to the Physical Notes set forth in Section 2.15.

   (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

   Section 2.17.  Special Transfer Provisions.

   (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

   (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-

U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C; and

   (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global
Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

   (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

   (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

   (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

   (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the

Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

   (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

   The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

   (e) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15, unless otherwise agreed by the Company (with written notice thereof to the Trustee).


                                    ARTICLE THREE


                                      REDEMPTION

   Section 3.01.  Notices to Trustee.

   If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

   The Company shall give each notice provided for in this Section 3.01 at least 30 but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes, the Redemption Date, the Redemption Price and the principal amount of the Notes to be redeemed.

   If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 4.14 or 4.15 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a Redemption Date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the Redemption Price and
(v) a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.15 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

   Section 3.02.  Selection of Notes to be Redeemed.

   In the event that less than all of the Notes are to be redeemed at any time pursuant to Paragraph 5 of the Notes and Section 3.03, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed as certified to the Trustee by the Company, or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of U.S. $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to this Indenture.

   Section 3.03.  Optional Redemption.

   (a) The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


               Year                                    Percentage
               ----                                    ----------

               2002 ..............................     104.375%
               2003 ..............................     102.188%
               2004 and thereafter ...............     100.000%

   (b) At any time, or from time to time, on or prior to February 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the Notes at a Redemption Price equal to 108.75 % of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

   Section 3.04.  Notice of Redemption.

   At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

   Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

         (1)     the Redemption Date;

         (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (3)     the name and address of the Paying Agent;

         (4) the subparagraph of the Notes pursuant to which such redemption is being made;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

         (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

         (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

         (8) if fewer than all of the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

   No representation is made as to the accuracy of the CUSIP numbers listed in such notice or printed on the Notes.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

   Section 3.05.  Effect of Notice of Redemption.

   Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

   Section 3.06.  Deposit of Redemption Price.

   On or before 11:00 a.m. New York City time on the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

   Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

   Section 3.07.  Notes Redeemed in Part.

   Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                    ARTICLE FOUR


                                      COVENANTS

   Section 4.01.  Payment of Notes.

   (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

   (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay in a timely manner the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

   (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

   Section 4.02.  Maintenance of Office or Agency.

   The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

   Section 4.03.  Corporate Existence.

   Except as provided in Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the material rights (charter, and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the

Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

   Section 4.04.  Payment of Taxes and Other Claims.

   The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of the Restricted Subsidiaries or properties of the Company or any of the Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

   Section 4.05.  Maintenance of Properties and Insurance.

   (a) The Company shall cause all material properties owned by or leased to it and its Restricted Subsidiaries and used or useful in the conduct of their business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or any of its Restricted Subsidiaries) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Restricted Subsidiaries.

   (b) The Company shall cause to be provided insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors or other governing body or officer of the Company or its Restricted Subsidiaries, as the case may be, are adequate and appropriate for the conduct of the business of the Company or such Restricted Subsidiaries, as the case may be, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be appropriate, in the good faith judgment of the Board of Directors or other governing body or officer of the Company or such Restricted Subsidiary, as the case may be, in light of the applicable risks incurred in connection with the business and affairs of the Company or the relevant Restricted Subsidiary, as applicable.

   Section 4.06.  Compliance Certificate; Notice of Default.

   (a) The Company shall deliver to the Trustee, (i) within 90 days after the end of each of the Company's first three fiscal quarters and (ii) within 120 days after the end of the Company's fourth fiscal quarter, an Officers' Certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officers' knowledge the Company during such preceding fiscal quarter has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such quarter and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

   (b) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

   Section 4.07.  Compliance with Laws.

   The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.08.  Provision of Financial Information.

   Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the

Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such Holder. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

Section 4.09.  Waiver of Stay, Extension or Usury Laws.

   The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

   Section 4.10.  Limitation on Restricted Payments.

   The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

         (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted
               Subsidiary or make any payment or distribution to the direct or indirect holders of Equity Interests (in their capacity as such) of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity
               Interests or in options, warrants or other rights to purchase Qualified Equity Interests);

         (ii) redeem any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

        (iii) redeem or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Restricted Subsidiary); or

          (iv) make any Investment (other than Permitted Investments) (any of the foregoing, a "Restricted Payment"), unless

   (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

   (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.12; and

   (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date (excluding any Restricted Payment described in clauses (ii), (iii), (iv) or (v) of the next paragraph) does not exceed an amount equal to the sum of the following (the "Basket"):

         (1) (x) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (y) 200% of cumulative Consolidated Fixed Charges determined for the period (treated as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment; plus

         (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of Qualified Equity Interests after the Issue Date (other than (A) any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds
              (i) borrowed from the Company or any of its Subsidiaries until and to the extent such borrowing is repaid or (ii) contributed, extended, guaranteed or advanced by the Company or any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan) and (B) any such net cash proceeds counted toward clause (iv)(x) of paragraph (b) of Section 4.12; plus

         (3) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Qualified Equity
              Interests (less the amount of any cash, or the fair value of property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

         (4) in the case of the disposition or repayment of any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (x) the return in cash of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes; plus

         (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.19, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); minus

         (6) with respect to each Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.19, the greater of (x) $0 and (y) the Designation Amount thereof
              (measured as of the Date of Designation); plus

         (7)  $60.0 million.

   The foregoing provisions will not prevent (i) the payment of any dividend or distribution on Equity Interests within 60 days after the date of declaration of such dividend or distribution, if at the date of such declaration, such dividend or distribution would comply with the provisions of this Indenture; (ii) the redemption of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests; (iii) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests; (iv) the redemption of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of, (x) Qualified Equity Interests or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Notes; or (v) the redemption of any Equity Interests of the

Company held by directors, officers or employees of the Company or any of its Subsidiaries upon their death, retirement or other termination not to exceed $500,000 in the aggregate in any calendar year; provided, however, that any unused amount may be used only in the next succeeding calendar year; provided, further, however, that (A) in the case of each of clauses (ii), (iii), (iv) and
(v), no Default shall have occurred and be continuing or would arise therefrom and (B) no issuance of Qualified Equity Interests pursuant to clause (ii), (iii) or (iv) shall increase the Basket or count toward clause (iv)(x) of paragraph
(b) of Section 4.12.

   Section 4.11.  Limitations on Transactions with Affiliates.

   The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate, any holder of 5% or more of any class of Equity Interests or any officer, director or employee of the Company or any Restricted Subsidiary (each, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could reasonably be obtained at such time in a comparable transaction with an unaffiliated third party. For any such transaction that involves value in excess of $2.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that a majority of the Disinterested Directors has determined that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution delivered to the Trustee. For any such transaction that involves value in excess of $10.0 million, the Company shall also obtain a written opinion from an Independent Financial Advisor to the effect that such transaction is fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

   Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions exclusively between or among the Company and one or more Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business; (iii) transactions pursuant to agreements in effect on the Issue Date, as such agreements are in effect on the Issue Date or as thereafter amended or supplemented in a manner not adverse to the Holders;
(iv) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; and (v) any Restricted Payments permitted by this Indenture.

   Section 4.12.  Limitation on Incurrence of Indebtedness.

   (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if, at the time of such Incurrence, the Leverage Ratio would be less than or equal to (i) 5.5 to 1.0 if Incurred within the first three years of the Issue Date and (ii) 5.0 to
1.0 if Incurred thereafter.

   (b) The foregoing limitations of paragraph (a) of this covenant will not apply to any of the following:

         (i)     the Notes issued on the Issue Date and Permitted
     Refinancings thereof, and the Exchange Notes;

        (ii)    Indebtedness of the Company or any Restricted
     Subsidiary to the extent outstanding on the date of this Indenture, and Permitted Refinancings thereof;

       (iii) Indebtedness (including Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company) of the Company Incurred to finance the cost (including the cost of design, construction, acquisition (including acquisitions by way of capital lease or by way of acquisitions of the capital stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or assets so acquired), installation or integration) of equipment used in the Telecommunications Business or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership interests) in transnational fiber optic cable or other transmission facilities, in each case purchased or leased by the Company after the Issue Date, and Permitted Refinancings thereof;

        (iv) Indebtedness of the Company in an aggregate amount not to exceed 2.0 times (x) the net cash proceeds received after the Issue Date by the Company from the issuance and sale of its Common Stock (other than to a Subsidiary of the Company) (provided, however, that such net cash proceeds shall not increase the Basket) and (y) the Fair Market Value of Common Equity Interests of the Company issued as consideration in a Telecommunications Acquisition; provided, however, that any Indebtedness Incurred under this clause (iv) shall have a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes and shall not require repayment or redemption (including pursuant to any required offer to purchase) prior to the Maturity Date (other than a redemption upon a change of control of the Company pursuant to Section 4.14.);

         (v) (1) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and
     (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (v) shall be deemed to have occurred upon
     (x) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (v) to any Person other than the Company or any Restricted Subsidiary or (y) any Restricted

     Subsidiary that holds Indebtedness of the Company or another Restricted Subsidiary ceasing to be a Restricted Subsidiary;

        (vi) Interest Rate Protection Obligations of the Company relating to Indebtedness of the Company (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be Incurred under this covenant); provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

       (vii) Indebtedness of the Company under Currency Agreements to the extent relating to (x) Indebtedness of the Company and/or (y) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

      (viii) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the construction or operation of a Telecommunications Business;

        (ix) Indebtedness of the Company under one or more Credit Facilities, and guarantees by Restricted Subsidiaries thereof (in compliance with the provisions of Section 4.18), in an aggregate amount not to exceed at any time the greater of (x) $35.0 million and
     (y) 65% of accounts receivable reflected on the Company's latest consolidated balance sheet;

         (x) Indebtedness of the Company, to the extent that the net proceeds thereof are promptly (A) used to repurchase Notes tendered in an Offer to Purchase in connection with a Change of Control or
     (B) deposited to defease all of the Notes pursuant to Section 8.1; and

        (xi) Indebtedness Incurred in an aggregate amount which, when taken together with the aggregate amount of all other Indebtedness of the Company and its Restricted Subsidiaries incurred under this clause outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (x) above or paragraph (a)) does not exceed $200.0 million.

      (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 4.18.

   (d)  For purposes of determining compliance with the foregoing covenant,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

   Section 4.13.  Limitation on Restrictions Affecting Restricted Subsidiaries.

   The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (y) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (z) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

   The foregoing shall not prohibit (a) any encumbrance or restriction existing under or by reason of any agreement in effect on the Issue Date, as any such agreement is in effect on such date or as thereafter amended or supplemented but only if such encumbrance or restriction is no more restrictive than in the agreement being amended; (b) any encumbrance or restriction existing under or by reason of any agreement relating to any Acquired Indebtedness; provided such encumbrance or restriction shall not apply to any assets of the Company or any Restricted Subsidiary other than the Restricted Subsidiary acquired or its assets; (c) customary provisions contained in an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a Restricted Subsidiary; provided, however, that (x) such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets and
(y) such sale or disposition is made in accordance with Section 4.15; (d) any encumbrance or restriction existing under or by reason of applicable law; (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (f) covenants in purchase money obligations for property acquired in the ordinary course of business restricting transfer of such property; or (g) covenants in security agreements securing Indebtedness of a Restricted Subsidiary (to the extent that such Liens were otherwise incurred in accordance with Section 4.17) that restrict the transfer of property subject to such agreements.

   Section 4.14.  Change of Control.

   Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of such occurrence in the manner prescribed by Section 10.02 and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Company's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

   On the Purchase Date, the Company shall, to the extent permitted by law,
(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent an amount equal to the aggregate Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Certificated Securities, mail to each Holder of Notes the Purchase Price for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Physical Notes, mail to each Holder new Certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Certificated Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will notify the Trustee and the Holders of the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

   Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to make an Offer to Purchase or a Holder's right to redemption upon a Change of Control.

   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.14 by virtue thereof.

   Section 4.15.  Limitation on Asset Sales.

   The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (x) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair
Market Value of the assets sold or otherwise disposed of and (y) at least 85% of such consideration consists of (i) cash or Cash Equivalents, (ii)
Replacement Assets or (iii) any combination of the foregoing. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary. Any Net Cash Proceeds from any Asset Sale that are not (x) invested in Replacement Assets or (y) used to reduce Indebtedness under Credit Facilities (with a permanent concomitant reduction of commitments thereunder) within 270 days of the consummation of such Asset Sale shall constitute "Excess Proceeds" subject to disposition as provided below.

   Within 30 days after the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall make an Offer to Purchase, from all Holders, that aggregate principal amount of Notes as can be purchased with the Note Portion of Excess Proceeds at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to any purchase date. To the extent that the aggregate amount of principal and accrued interest of Notes validly tendered and not withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use such surplus for general corporate purposes. If the aggregate amount of principal and accrued interest of Notes validly tendered and not withdrawn by Holders thereof exceeds the amount of Notes that can be purchased with the Note Portion of Excess Proceeds, Notes to be purchased will be selected pro rata based on the aggregate principal amount of Notes tendered by each Holder. Upon completion of an Offer to Purchase, the amount of Excess Proceeds with respect to the applicable Asset Sale shall be reset to zero.

   In the event that any other Indebtedness of the Company that ranks pari passu with the Notes (the "Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Debt and to an Offer to Purchase so long as the amount of such Excess Proceeds applied to purchase the Notes is not less than the Note Portion of Excess Proceeds. With respect to any Excess Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the Purchase Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

   For purposes of this covenant, "Note Portion of Excess Proceeds" means (1) if no Other Debt is being offered to be purchased, the amount of the Excess Proceeds and (2) if Other Debt is being offered to be purchased, the amount of the Excess Proceeds equal to the product of (x) the Excess Proceeds and
(y) a fraction the numerator of which is the aggregate amount of all Notes tendered pursuant to the Offer to Purchase related to such Excess Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the aggregate amount as of the relevant purchase date of all Other Debt tendered and purchased pursuant to a concurrent offer to purchase such Other Debt made at the time of such Offer to Purchase.

   In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed.

     Section 4.16. Limitation on the Issuance and Sale of Equity Interests of Restricted Subsidiaries.

   The Company shall not sell, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Equity Interests of a Restricted Subsidiary, except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; or (iii) in the case of issuance of Equity Interests by a non-Wholly Owned Restricted Subsidiary if, after giving effect to such issuance, the Company maintains its direct or indirect percentage of beneficial and economic ownership of such non-Wholly Owned Restricted Subsidiary.

   Section 4.17.  Limitation on Liens.

   The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (other than any Permitted Lien) of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds, income or profits therefrom, unless contemporaneously therewith or prior thereto,
(i) in the case of any Lien securing an obligation that ranks pari passu with the Notes, effective provision is made to secure the Notes equally and ratably with or prior to such obligation with a Lien on the same collateral and (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes, effective provision is made to secure the Notes with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

   Section 4.18.  Limitation on Issuances of Guarantees by Restricted
                  Subsidiaries.

   The Company shall not cause or permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary guarantees (a "Subsidiary Guarantee") all of the Company's obligations under the Notes and the Indenture and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

   Any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Equity Interests of the Company or any Restricted Subsidiary in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is made in accordance with this Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee.

   Section 4.19.  Designation of Unrestricted Subsidiaries.

   (a) The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

         (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

        (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.12; and

       (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.10 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date.

     All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

   The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, at any time (x) provide credit support for, subject any of its properties or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be liable for any Indebtedness of any Unrestricted Subsidiary or (z) be liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

   (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

         (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (ii)     all Liens and Indebtedness of such Unrestricted
     Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

   All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.


                                     ARTICLE FIVE


                                SUCCESSOR CORPORATION

   Section 5.01.  Merger, Consolidation and Sale of Assets.

   (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other Person and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person or Persons in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, the Company or the Surviving Person (as the case may be) could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.12 (if the Company shall not be the Surviving Person, all references to the Company and the Restricted Subsidiaries in the definitions used to determine the Leverage Ratio shall be to the Surviving Person and its Subsidiaries after giving effect to such transaction (excluding any Unrestricted Subsidiaries)).

   (b) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries, the Equity Interests of which constitutes all or substantially all the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.


   Section 5.02.  Successor Corporation.

   In the event of any transaction (other than a lease) described in and complying with the conditions listed in the first paragraph of Section 5.01 in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under the Notes, the Indenture and the Registration Rights Agreement.

                                     ARTICLE SIX

                                       REMEDIES

   Section 6.01.  Events of Default.

   An "Event of Default" means any of the following events:

   (a) the failure to pay interest on any Notes when the same becomes due and payable and the failure continues for a period of 30 days;

   (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at Stated Maturity, upon redemption, acceleration or otherwise;

   (c)  the failure to perform or comply with any of the provisions of
Section 4.14 or Section 5.01;

   (d) a failure in the observance or performance of any other covenant or agreement of the Company contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

   (e) there shall be, with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $5.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (x) an event of default that has caused the holders thereof (or their representative) (I) to declare such Indebtedness to be due and payable prior to its scheduled maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days following such acceleration and/or (II) to commence judicial proceeding to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the property or assets securing such Indebtedness and/or (y) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 45 days of such payment default;

   (f) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

   (g) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

         (i) admits in writing its inability to pay its debts generally as they become due;

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

         (ii)   commences a voluntary case or proceeding;

         (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

         (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it;

         (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

         (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing,

or takes any other similar action under foreign laws relating to insolvency; or

   (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

         (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of their properties taken as a whole; or

         (iii) orders the liquidation of the Company, the Company or any of their Significant Subsidiaries,

or any similar release is granted under foreign laws relating to insolvency, and in each case, the order or decree remains unstayed and in effect for 60 days.

   Section 6.02.  Acceleration.

   If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

   At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clauses (g) or (h) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

   Section 6.03.  Other Remedies.

   (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

   (b) All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

   Section 6.04.  Waiver of Past Defaults.

   Prior to the acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

   Section 6.05.  Control by Majority.

   Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the

Trustee to personal liability for which adequate indemnity provided to the Trustee against such liability is not reasonably assured to it; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

   Section 6.06.  Limitation on Suits.

   No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holders shall have offered reasonable indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

   The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

   A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

   Section 6.07.  Right of Holders to Receive Payment.

   Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

   Section 6.08.  Collection Suit by Trustee.

   If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee pursuant to the provisions of Section 7.07.

   Section 6.09.  Trustee May File Proofs of Claim.

   The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

   Section 6.10.  Priorities.

   If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

         FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the cost and expenses of collection;

         SECOND: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

         THIRD: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

         FOURTH:  the balance, if any, to the Company.

   The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

   Section 6.11.  Undertaking for Costs.

   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                    ARTICLE SEVEN

                                       TRUSTEE

   Section 7.01.  Duties of Trustee.

   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

   (b)  Except during the continuance of an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

   (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

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

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

   (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

   (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and Section 7.02.

   (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

    Section 7.02.  Rights of Trustee.

    Subject to the provisions of Section 7.01:

    (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

    (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the

Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

   (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

   (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

   (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

   (i)  Delivery of reports, information and documents to the Trustee under
Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

   Section 7.03.  Individual Rights of Trustee.

   The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or any of the Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with the provisions of Sections 7.10 and 7.11.

   Section 7.04.  Trustee's Disclaimer.

   The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

   Section 7.05.  Notice of Default.

   If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of

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

Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment pursuant to an Offer to Purchase and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to
Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

   Section 7.06.  Reports by Trustee to Holders.

   Within 60 days after May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

   A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

   The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

   Section 7.07.  Compensation and Indemnity.

   The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

   The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder except to the extent such failure shall have prejudiced the Company. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

   To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

   The provisions of this Section 7.07 shall survive the termination of this Indenture.

   Section 7.08.  Replacement of Trustee.

   The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

         (1)    the Trustee fails to comply with Section 7.10;

         (2)    the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)    the Trustee becomes incapable of acting.

   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate

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

principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

   Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

   Section 7.09.  Successor Trustee by Merger, Etc.

   If the Trustee consolidates with, merges or converts or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

   Section 7.10.  Eligibility; Disqualification.

   This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a subsidiary of another bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with the TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

   Section 7.11.  Preferential Collection of Claims Against Company.

   The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE EIGHT

                          DISCHARGE OF INDENTURE; DEFEASANCE

   Section 8.01.  Termination of Company's Obligations.


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

   This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, the principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

   The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, which such payments shall be paid in accordance with Section 8.02, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to covenants contained in Sections 4.04, 4.05,
4.08 and 4.10 through 4.19 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01 (except those events described in Section 6.01(a), (b), (g) and (h)) will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

   (a) the Company must irrevocably deposit with the Trustee, under an irrevocable trust agreement, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal

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

of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

   (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and in either case, and (iii) the Holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence) or insofar as Events of Default under Section 6.01(g) or (h) from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of deposit;

   (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default with respect to this Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

   (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

   (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

   (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and conclusions after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable federal, New York or

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

Pennsylvania bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

   Notwithstanding the foregoing, the Opinion of Counsel required by clauses
(b)(i) and (c) above need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable,
(ii) will become due and payable on the maturity date within one year, or
(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

   Section 8.02.  Application of Trust Money.

   The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

   Section 8.03.  Repayment to the Company.

   Subject to Sections 7.07 and 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Company shall, if requested by the Trustee or Paying Agent, give to the Trustee or Paying Agent, indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such paying; provided, further, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

   Section 8.04.  Reinstatement.

   If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or

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

by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

   Section 8.05.  Acknowledgment of Discharge by Trustee.

   After (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01, provided the legal counsel delivering such opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.


                                     ARTICLE NINE

                            MODIFICATION OF THE INDENTURE

   Section 9.01.  Without Consent of Holders.

   The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

         (1) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not materially adversely affect the rights of any Holder;

         (2) to effect the assumption by a successor Person of all obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of this Indenture;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (5) to make any change that would provide any additional benefit or rights to the Holders;

         (6) to make any other change that does not adversely affect the rights of any Holder under this Indenture; or

         (7) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

   Section 9.02.  With Consent of Holders.

   Subject to Section 6.07, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes. However, without the consent of the Holder of each Note affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (1)    change the maturity of the principal of any such Note;

         (2) alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner adverse to the Holders of such Note;

         (3)    reduce the principal amount of any such Note;

         (4) reduce the rate of or extend the time for payment of interest on any such Note;

         (5) change the place or currency of payment of the principal of or interest on any such Note;

         (6) modify any provisions of Sections 6.04 (other than to add sections of this Indenture or the Notes subject thereto) or 6.07 or this Section 9.02 (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected);

         (7) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

         (8) waive a default in the payment of the principal of or interest on or redemption payment with respect to any such Note (except a rescission of


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

   acceleration of the Notes by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

         (9)    modify the ranking or priority of such Note; or

         (10) modify the provisions of any covenant (or the related definitions in this Indenture) requiring the Company to make any Offer to Purchase in a manner adverse to the Holders.

   It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

   After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

   Section 9.03.  Compliance with TIA.

   Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section
9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

   Section 9.04.  Revocation and Effect of Consents.

   Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

   The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given,

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

whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90-day period.

   After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

   Section 9.05.  Notation on or Exchange of Notes.

   If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee.
The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

   Section 9.06.  Trustee To Sign Amendments, Etc.

   The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee.

   Section 9.07.  Payments for Consent.

   The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes, this Indenture or the Registration Rights Agreement unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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


                                     ARTICLE TEN


                                    MISCELLANEOUS

   Section 10.01. TIA Controls.

   If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this
Section 10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

   Section 10.02. Notices.

   Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


     if to the Company:

     IDT Corporation
     190 Main Street
     Hackensack, NJ 07601
     Facsimile No.: (201) 907-5165
     Attention:  Chief Financial Officer

     with a copy to:

     Morrison & Foerster LLP
     1290 Avenue of the Americas
     New York, New York 10104
     Facsimile No.: (212) 468-7900
     Attention: Ira Greenstein, Esq.

     if to the Trustee:

     First Trust National Association
     180 East 5th Street
     St. Paul, Minnesota 55101
     Facsimile No.: (612) 244-0711
     Attention:  Corporate Trust Department


     The Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) business day after mailing by reputable overnight courier and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

   Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

   Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

   Section 10.03. Communications by Holders with other Holders.

   Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

   Section 10.04. Certificate and Opinion as to Conditions Precedent.

   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

   Section 10.05. Statements Required in Certificate or Opinion.

   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

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


         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

   Section 10.06. Rules by Trustee, Paying Agent, Registrar.

   The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

   Section 10.07. Legal Holidays.

   A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

   Section 10.08. Governing Law.

   This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law.

   Section 10.09. No Adverse Interpretation of Other Agreements.

   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

   Section 10.10. No Personal Liability.

   No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

   Section 10.11. Successors.

   All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

   Section 10.12. Duplicate Originals.

   All parties may sign any number of
copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

   Section 10.13. Severability.

   In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

   Section 10.14. Independence of Covenants.

   All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                                      SIGNATURES

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                           IDT CORPORATION


                           By: /s/ Joyce Mason
                              -----------------------------------------
                               Name: Joyce Mason
                               Title: General Counsel and Secretary


                           FIRST TRUST NATIONAL ASSOCIATION,
                             as Trustee

                           By: /s/ Rick Prokosch
                               ----------------------------------------
                               Name: Rick Prokosch
                               Title: Vice President

                                                                      EXHIBIT A

                                                          CUSIP No.:

                      [LEGEND REQUIRED BY SECTION 2.15]

                               IDT CORPORATION

                        8 3/4% SENIOR NOTE DUE 2006

No. [               ]
                                                         $

   IDT CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to Cede & Co. or registered assigns the principal sum of One Hundred Million ($100,000,000) Dollars on February ___, 2006.

   Interest Payment Dates: February 15 and August 15, commencing August 15,
1998

   Record Dates: [February 1] and [August 1]

   Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

   IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                           IDT CORPORATION


                           By: ________________________________
                                Name:
                                Title:


                           By:__________________________
                                Name:
                                Title:

Dated:

                            Certificate of Authentication
   This is one of the 8 3/4% Senior Notes due 2006 referred to in the within-mentioned Indenture.


                                   FIRST TRUST NATIONAL ASSOCIATION,
                                     as Trustee


                                   By:________________________
                                        Authorized Signatory
                         (Seal)


Date of Authentication:

                                (REVERSE OF SECURITY)

                             8 3/4% Senior Note due 2006

   1. Interest. IDT CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 18, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

   The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

   2.   Method of Payment.  The Company shall pay interest on the Notes
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

   3.   Paying Agent and Registrar.  Initially, First Trust National
Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

   4. Indenture. The Company issued the Notes under an Indenture, dated as of February 18, 1998 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 8 3/4% Senior Notes due 2006 (the "Notes"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $275,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date is $100,000,000. The Notes include the Initial Notes, the Private Exchange Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

   Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

   5. Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                       Year                        Percentage
                       2002......................  104.375%
                       2003......................  102.188%
                       2004 and thereafter.......  100.000%


   At any time, or from time to time, on or prior to February 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the Notes at a Redemption Price equal to 108.75% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

   6. Ranking. The Notes are general unsecured obligations of the Company, and rank senior in right of payment to all future Indebtedness of the Company that is, by its terms or by the terms of the agreement or instrument governing such Indebtedness, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured liabilities of the Company that are not so subordinated.

    7    Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

   Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

   8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

   9. Registration Rights. Pursuant to a Registration Rights Agreement among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holders of the Initial Notes shall have the right to exchange the Initial Notes for Exchange Notes of the Company, which will be registered under the Securities Act, in like principal amount and having terms substantially identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

   10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or to exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

   11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

   11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

   13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, and including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

   14. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

   15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must report quarterly to the Trustee on compliance with such limitations.

   16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

   17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

   18. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

   19. No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligation of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

   20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

   21. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

   22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

   The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: IDT Corporation, 190 Main Street, Hackensack, New Jersey 07601.

                                   ASSIGNMENT FORM

   If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

   I or we assign and transfer this Note to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________  Signed: _________________________________________________
                                    (Sign exactly as your name appears on the
                                           other side of this Note)

Signature Guarantee: _________________________________________________________

   In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February 18, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:


                                     [Check One]

(1) ___  to the Company or a subsidiary thereof; or
(2) ___  pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3) ___  to an institutional "accredited investor" (as defined in Rule
                   501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4) ___  outside the United States to a "foreign person" in compliance with
                   Rule 904 of Regulation S under the Securities Act of 1933, as amended; or
(5) ___  pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___  pursuant to an effective registration statement under the Securities
                    Act of 1933, as amended; or
(7) ___  pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  / /    The transferee is an Affiliate of the Company.

    Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or
(7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

   If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated: ____________  Signed: _________________________________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Note)

Signature Guarantee:    ______________________________________________________

                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


    The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ______________      ___________________________________________________
                           NOTICE:  to be executed by an executive officer

                         [OPTION OF HOLDER TO ELECT PURCHASE]

   If you want to elect to have this Note purchased by the Company pursuant to
Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:


                         Section 4.14 [____]

                         Section 4.15 [____]

   If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$______________________

Dated:__________________   ___________________________________________________
                           NOTICE:   The signature on this assignment must
                                correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee: _________________________________________________________

                                                                    EXHIBIT B

                              Form of Certificate To Be
                             Delivered in Connection with
                      Transfers to Non-QIB Accredited Investors

                                                            [__________], [____]


First National Trust Association
180 East 5th Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Department

Ladies and Gentlemen:

    In connection with our proposed purchase of 8 3/4% Senior Notes due 2006 (the "Notes") of IDT Corporation, a Delaware corporation (the "Company"), we confirm that:

   1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated February 12, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.

   2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

   3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) pursuant to an effective registration statement under the Securities Act, and in each of cases (i) to (vi), in accordance with any applicable securities laws of any state of the U.S. or any other jurisdiction and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

   4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

   5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

   6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

   You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                         Very truly yours,


                                         [Name of Transferee]

                                         By: ________________________________
                                               Name:
                                               Title:

                                                            EXHIBIT C


                        Form of Certificate To Be Delivered
                            in Connection with Transfers
                              Pursuant to Regulation S

                                             [____________], [____]

First National Trust Association
180 East 5th Street
St. Paul, Minnesota 55101
Attention: Corporate Trust Department

                  Re:    IDT Corporation (the "Company")
                    8 3/4% Senior Notes due 2006 (the Notes")

Ladies and Gentlemen:

   In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

   (1)  the offer of the Notes was not made to a person in the United States;

   (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

   (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

   (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

   (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

   You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                         Very truly yours,


                                         [Name of Transferor]



                                         By: ______________________________
                                               Authorized Signature



                                    C-2